UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2011

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

On February 18, 2011, Document Security Systems, Inc. (the “Company”) entered into an Amended and Restated Agreement (the “Amended Agreement”) with Fletcher International, Ltd. (“Fletcher”), a company organized under the laws of Bermuda, for the purpose of modifying the terms of an agreement (the “Original Agreement”) previously entered into between the Company and Fletcher on December 31, 2010, as reported in the Company’s Current Report on Form 8-K filed on January 5, 2011.

As the Company reported in the Company’s Current Report on Form 8-K filed on January 28, 2011, the Company received a warning letter from the NYSE Amex on January 25, 2011 in connection with the Company's failure to report to the NYSE AMEX certain issuances of its securities, including among others, the issuance contemplated under the Original Agreement, as required by Section 301 of the AMEX Company Guide and its continued listing standards.  Fletcher and the Company entered into the Amended Agreement to facilitate the approval by the NYSE AMEX of the listing application prepared in connection with the transactions contemplated under the Amended Agreement.  The Company has been informed that the listing application prepared in connection with the transactions contemplated under the Amended Agreement will be approved by the NYSE AMEX.

Under the Original Agreement, Fletcher purchased $4,000,000 of the Company’s Common Stock (756,287shares) at approximately $5.29 per share on December 31, 2010 (the “Initial Investment”). In conjunction with the Initial Investment, Fletcher received a warrant (the “Initial Warrant”) to purchase up to $4,000,000 of the Company’s Common Stock at approximately $5.29 per share at any time until December 31, 2019, subject to adjustment as set forth in the Initial Warrant.  Under the Original Agreement, Fletcher also received the right to make additional equity investments of up to $4,000,000 in total (the “Later Investments”) by May 2, 2011 at the average of the daily volume-weighted average  prices of the Company’s Common Stock in the calendar month preceding each Later Investment notice date at prices no lower than approximately $4.76 per share and no greater than approximately $6.35 per share, subject to adjustment as set forth in the Original Agreement.    Under the Original Agreement, Fletcher also received a second warrant (the “Second Warrant”) to purchase shares of the Company’s Common Stock with an aggregate purchase price of up to the total dollar amount of the Later Investments at a per-share exercise price of 120% of the per-share price paid in the final Later Investment to occur, subject to adjustment as set forth in the Second Warrant.   The Initial Warrant and the Second Warrant each also have a cashless exercise provision.

Under the Amended Agreement, the purchase price for the Initial Investment made on December 31, 2010 was increased to $5.38 per share, increasing the aggregate price paid by Fletcher for the Initial Investment from $4,000,000 to $4,068,825. The Initial Warrant received by Fletcher was amended and reissued (the “Amended Initial Warrant”) entitling Fletcher to purchase newly-issued shares of Common Stock at $5.38 per share (the “Warrant Price”) at any time until February 18, 2020 (the “Warrant Term”), up to an aggregate purchase price of $4,300,000 (the “Warrant Amount”). Under the Amended Agreement, Fletcher also received the right to make additional equity investments (“Later Investments”) of up to $4,068,000 (the “Aggregate Later Investment Amount”) provided notice is given to the Company prior to July 2, 2011 of Fletcher’s intention to make Later Investments. The Second Warrant received by Fletcher was amended (the “Amended Second Warrant”, and together with the Amended Initial Warrant, the “Warrants”) to fix the Warrant Price at $5.38 per share. The Amended Second Warrant entitles Fletcher to purchase newly-issued shares of Common Stock up to the aggregate purchase price of the Later Investments.  The Amended Initial Warrant and the Amended Second Warrant each have a cashless exercise provision.

In connection with the Amended Agreement, the Company is required to file, by no later than March 7, 2011, an amendment to the registration statement on Form S-3 previously filed with the SEC on January 28, 2011 which, as amended, would cover the Initial Investment of 756,287 shares and 799,256 shares underlying the Amended Initial Warrant, and to have such registration statement, as amended, declared effective no later than April 15, 2011.  If Fletcher makes any Later Investment purchases of the Company’s Common Stock, the Company would have similar registration requirements. In the event that any registration statement is not timely filed or declared effective, or is not kept effective and available in accordance with the Amended Agreement, the Company will be obligated to pay certain amounts to Fletcher as set forth in the Amended Agreement.

Certain events, such as dividends, stock splits, and other events specified in the Amended Agreement and in the Warrants may result in additional shares of Common Stock being issued to Fletcher, adjustments being made to the terms of the Later Investments, the Amended Initial Warrant or the Amended Second Warrant, or other results, in each case as set forth in the Amended Agreement, the Amended Initial Warrant and the Amended Second Warrant.  The terms of the Amended Agreement granted Fletcher certain participation rights in certain later equity issuances by the Company (except for certain exclusions) and certain other rights upon a change of control, in each case as set forth in the Amended Agreement, the Amended Initial Warrant and the Amended Second Warrant.

Proceeds from the transaction will be used primarily for sales and marketing, product development, and working capital.   The Company will pay WM Smith & Co., as placement agent, a cash placement fee of 6% for all cash investments received under the Amended Agreement, or in the case of any cashless exercise of the Warrants, common stock equal to 6% of the Common Stock issued to Fletcher in conjunction with such cashless exercise.

The sales of these securities were made in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

The foregoing description is a summary only, does not purport to set forth the complete terms of such documents, and is qualified entirely by reference to the Amended Agreement and Warrants, which are filed as Exhibits to this Current Report.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Amended and Restated Agreement dated February 18, 2011
4.1	Warrant Certificate No. 3
4.2	Warrant Certificate No. 4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: February 24, 2011	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer

Exhibit Index

Exhibits

Exhibit No.	Description

10.1	Amended and Restated Agreement dated February 18, 2011.
4.1	Warrant Certificate No. 3
4.2	Warrant Certificate No. 4